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Exhibit 10.48

OTHER INVESTOR STOCK SUBSCRIPTION AGREEMENT

        OTHER INVESTOR STOCK SUBSCRIPTION AGREEMENT, dated as of                        , 200    (the "Agreement"), between SIRVA, Inc., a Delaware corporation (the "Company"), and the purchaser whose name appears on the signature page hereof (the "Purchaser").

WITNESSETH:

        WHEREAS, the terms of the offering of the shares of Common Stock to the Purchaser and the other stockholders (the "Offering") are set forth in a Confidential Offering Memorandum, dated                        , 200    (as supplemented from time to time, the "Offering Memorandum") previously provided to the Purchaser; and

        WHEREAS, the Purchaser is an accredited investor and desires to subscribe for and purchase from the Company the aggregate number of shares of Common Stock set forth on the signature page hereof (each a "Share" and, collectively, the "Shares"), at a purchase price of $            per share; and

        WHEREAS, the Company desires to sell the Shares to the Purchaser on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

          1.    Purchase and Sale of Common Stock.

            (a)    Purchase of Common Stock.    Subject to all of the terms and conditions of this Agreement, the Purchaser hereby subscribes for and shall purchase, and the Company shall sell to the Purchaser, the Shares at a purchase price of $            per Share, at the Closing provided for in Section 2(a) hereof. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to sell any Common Stock to any person who is a resident of a jurisdiction in which the sale of Common Stock to such person would constitute a violation of the securities, "blue sky" or other laws of such jurisdiction or would require registration under any such laws.

            (b)    Consideration.    Subject to all of the terms and conditions of this Agreement, the Purchaser shall deliver to the Company at the Closing referred to in Section 2(a) hereof immediately available funds in an amount equal to the aggregate purchase price for the Shares set forth on the signature page hereof.

          2.    Closing.

            (a)    Time and Place.    Except as otherwise agreed by the Company and the Purchaser, the closing (the "Closing") of the transaction contemplated by this Agreement shall be held at the offices of                        at             a.m. on or about                         , 200    .

            (b)    Delivery by the Company.    At the Closing, the Company shall deliver to the Purchaser a stock certificate registered in the Purchaser's name and representing the Shares, which certificate shall bear the legends set forth in Section 3(b).

            (c)    Delivery by the Purchaser.    At the Closing, the Purchaser shall deliver to the Company the consideration referred to in Section 1(b) hereof.

          3.    Purchaser's Representations, Warranties and Covenants.

            (a)    Investment Intention.    The Purchaser represents and warrants that the Purchaser is acquiring the Shares solely for the Purchaser's own account for investment and not with a view to or for sale in connection with any distribution thereof. The Purchaser agrees that the Purchaser will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any Shares), except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, and in compliance with applicable state and foreign securities or "blue sky" laws. The Purchaser further understands, acknowledges and agrees that none of the Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (i) unless the provisions of Sections 4 through 6 hereof, inclusive, shall have been complied with or have expired, (ii) unless (A) such disposition is pursuant to an effective registration statement under the Securities Act, (B) the Purchaser shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such disposition is exempt from the provisions of Section 5 of the Securities Act or (C) a no-action letter from the Commission, reasonably satisfactory to the Company, shall have been obtained with respect to such disposition and (iii) unless such disposition is pursuant to registration under any applicable state securities laws or an exemption therefrom.

            (b)    Legends.    The Purchaser acknowledges that the certificate or certificates representing the Shares shall bear an appropriate legend, which will include, without limitation, the following language:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS, HOLDBACK AND OTHER PROVISIONS OF A STOCK SUBSCRIPTION AGREEMENT, DATED AS OF                        , 200    , AS THE SAME MAY BE AMENDED FROM TIME TO TIME AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCK SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO CERTAIN OF THE BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN A REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 30, 1998, AS AMENDED, AND ANY AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS THERETO, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF THE CURRENT FORM OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT OR (C) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, SHALL HAVE BEEN OBTAINED WITH RESPECT TO SUCH DISPOSITION AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

            (c)    Securities Law Matters.    The Purchaser acknowledges receipt of advice from the Company that (i) the Shares have not been registered under the Securities Act or any state or foreign securities or "blue sky" laws, (ii) it is not anticipated that there will be any public market for the Shares, (iii) the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Shares unless the Shares are subsequently registered under the Securities Act and such state or foreign laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act ("Rule 144") is not presently available with respect to sales of securities of the Company and the Company has made no covenant to make Rule 144 available, (v) when and if the Shares may be disposed of without registration in reliance upon Rule 144, such disposition can generally be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the Commission or make information concerning the Company publicly available unless required to do so by law or the terms of its financing agreements, (vii) if the exemption afforded by Rule 144 is not available, sales of the Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Shares and (ix) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer set forth in this Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Shares.

            (d)    Compliance with Rule 144.    If any of the Shares are to be disposed of in accordance with Rule 144, the Purchaser shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.

            (e)    Ability to Bear Risk.    The Purchaser represents and warrants that (i) the Purchaser is an accredited investor, (ii) the financial situation of the Purchaser is such that the Purchaser can afford to bear the economic risk of holding the Shares for an indefinite period and (iii) the Purchaser can afford to suffer the complete loss of the Purchaser's investment in the Shares.

            (f)    Questionnaire.    The Purchaser agrees to furnish such documents and to comply with such reasonable requests of the Company as may be necessary to substantiate the Purchaser's status as an accredited investor in connection with this private offering of Shares to the Purchaser. The Purchaser represents and warrants that all information contained in such documents and any other written materials concerning the status of the Purchaser furnished by the Purchaser to the Company in connection with such requests will be true, complete and correct in all material respects.

            (g)    Access to Information.    The Purchaser represents and warrants that (i) the Purchaser has carefully reviewed the Offering Memorandum and the other materials furnished to the Purchaser in connection with the transaction contemplated hereby, (ii) the Purchaser has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the purchase of the Shares and to obtain any additional information that the Purchaser deems necessary to verify the accuracy of the information contained in such materials and (iii) the Purchaser's knowledge and experience in financial and business matters is such that the Purchaser is capable of evaluating the risks of an investment in the Shares.

            (h)    Registration; Restrictions on Sale upon Public Offering.    The Purchaser shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, dated as of March 30, 1998, as amended and as the same may be amended from time to time, among the Company and certain stockholders of the Company (the "Registration and Participation Agreement"), to the extent provided therein. The Purchaser agrees that, in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of its capital stock, the Purchaser will not effect any public sale (including a sale under Rule 144) or distribution of any shares of the Common Stock (other than as part of such underwritten public offering) during the 20 days prior to and the 180 days after the effective date of such registration statement.

          4.    Restrictions on Disposition of Shares.    Neither the Purchaser nor any of the Purchaser's heirs or representatives shall sell, assign, transfer, pledge or otherwise directly or indirectly dispose of or encumber any of the Shares to or with any other person, firm or corporation (including, without limitation, transfers to any other holder of the Company's capital stock, dispositions by gift, by will, by a corporation as a distribution in liquidation and by operation of law other than a transfer of Shares by operation of law to the estate of the Purchaser upon the death of the Purchaser, provided that such estate shall be bound by all provisions of this Agreement) except as provided in Sections 5 and 6 hereof or in Section 4 of the Registration and Participation Agreement. The restrictions contained in this Section 4 shall terminate in the event that an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is of nationally recognized standing (a "Public Offering") has been consummated and shall not apply to a sale as part of a Public Offering or at any time thereafter.

          5.    Options of the Company and CD&R Fund Upon Proposed Disposition.

            (a)    Rights of First Refusal.    If the Purchaser desires to accept an offer (which must be in writing and for cash, be irrevocable by its terms for at least 60 days and be a bona fide offer as determined in good faith by the Board) from any prospective purchaser to purchase all or any part of the Shares at any time owned by the Purchaser, the Purchaser shall give notice in writing to the Company and the Clayton, Dubilier & Rice Fund V Limited Partnership (the "CD&R Fund") (i) designating the number of Shares proposed to be sold, (ii) naming the prospective purchaser of such Shares and (iii) specifying the price (the "Offer Price") at and terms (the "Offer Terms") upon which the Purchaser desires to sell the same. During the 30-day period following receipt of such notice by the Company and CD&R Fund (the "First Refusal Period"), the Company shall have the right to purchase from the Purchaser all (but not less than all) of the Shares specified in such notice, at the Offer Price and on the Offer Terms. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following receipt of such notice to determine whether it shall elect to exercise such right. If the Company fails to exercise such right within the First Refusal Period, CD&R Fund shall have the right to purchase all (but not less than all) of the Shares specified in such notice, at the Offer Price and on the Offer Terms, at any time during the period beginning on the earlier of (x) the end of the First Refusal Period and (y) the date of receipt by CD&R Fund of written notice that the Company has elected not to exercise its rights under this Section 5(a) and ending 30 days thereafter (the "Second Refusal Period"). The rights provided hereunder shall be exercised by written notice to the Purchaser given at any time during the applicable period. If such right is exercised, the Company or CD&R Fund, as the case may be, shall deliver to the Purchaser a certified or bank check for the Offer Price, payable to the order of the Purchaser, against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser. If such right shall not have been exercised prior to the expiration of the Second Refusal Period, then at any time during the 30 days following the expiration of the Second Refusal Period, the Purchaser may sell such Shares to (but only to) the intended purchaser named in the Purchaser's notice to the Company and CD&R Fund at the Offer Price and on the Offer Terms specified in such notice, free of all restrictions or obligations imposed by, and free of any rights or benefits set forth in, Sections 5 and 6 of this Agreement, provided that such intended purchaser shall have agreed in writing to make and be bound by the representations, warranties and covenants set forth in Section 3 hereof, other than those set forth in Section 3(g)(i) and the first sentence of Section 3(h), pursuant to an instrument of assumption satisfactory in substance and form to the Company.

            (b)    Public Offering.    In the event that a Public Offering has been consummated, neither the Company nor CD&R Fund shall have any rights to purchase the Shares from the Purchaser pursuant to this Section 5 and this Section 5 shall not apply to a sale as part of a Public Offering or at any time thereafter.

          6.    Drag-Along Rights.

            (a)    Drag-Along Notice.    If CD&R Fund intends to effect a sale of 51% or more of its shares of Common Stock of the Company to a third party (a "Third Party Buyer") and CD&R Fund elects to exercise its rights under this Section 6, CD&R Fund shall deliver written notice (a "Drag-Along Notice") to the Purchaser, which notice shall (a) state (i) that CD&R Fund wishes to exercise its rights under this Section 6 with respect to such sale, (ii) the name and address of the Third Party Buyer, (iii) the per share amount and form of consideration CD&R Fund proposes to receive for its shares of Common Stock of the Company and (iv) the terms and conditions of payment of such consideration and all other material terms and conditions of such sale, (b) contain an offer (the "Drag-Along Offer") by the Third Party Buyer to purchase from the Purchaser a percentage of the Purchaser's Shares equal to the percentage of the shares of Common Stock of the Company owned by CD&R Fund that are to be sold to the Third Party Buyer (such percentage, the "Applicable Percentage") on and subject to the same terms and conditions offered to CD&R Fund and (c) state the anticipated time and place of the closing of the purchase and sale of the Applicable Percentage of the Shares (a "Section 6 Closing"), which (subject to such terms and conditions) shall occur not fewer than five (5) days nor more than ninety (90) days after the date such Drag-Along Notice is delivered, provided that if such Section 6 Closing shall not occur prior to the expiration of such 90-day period, CD&R Fund shall be entitled to deliver additional Drag-Along Notices with respect to such Drag-Along Offer.

            (b)    Conditions to Drag-Along.    Upon delivery of a Drag-Along Notice, the Purchaser shall have the obligation to sell and transfer to the Third Party Buyer the Applicable Percentage of the Purchaser's Shares pursuant to the Drag-Along Offer, as the same may be modified from time to time, provided that CD&R Fund sells and transfers the Applicable Percentage of its shares of Common Stock of the Company to the Third Party Buyer at the Section 6 Closing. Within ten (10) days of receipt of the Drag-Along Notice, the Purchaser shall (i) execute and deliver to CD&R Fund a power of attorney and a letter of transmittal and custody agreement appointing, and in form and substance reasonably satisfactory to, CD&R Fund or one or more of its affiliates designated by CD&R Fund (the "Custodian"), the true and lawful attorney-in-fact and custodian for the Purchaser, with full power of substitution, and authorizing the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of the Applicable Percentage of the Shares to the Third Party Buyer, upon receipt of the purchase price therefor at the Section 6 Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale or transfer, including consenting to any amendments, waivers, modifications or supplements to the terms of the sale (provided that CD&R Fund also so consents, and, to the extent applicable, sells and transfers the Applicable Percentage of its shares of Common Stock of the Company on the same terms as so amended, waived, modified or supplemented), and (ii) deliver to the Custodian certificates representing the Applicable Percentage of the Shares, together with all necessary duly executed stock powers. The Custodian shall hold the Applicable Percentage of the Shares and other documents in trust for the Purchaser pending completion or abandonment of such sale. If, within 90 days after CD&R Fund delivers the Drag-Along Notice, CD&R Fund has not completed the sale of the Applicable Percentage of the Shares and of its shares of Common Stock of the Company to the Third Party Buyer and another Drag-Along Notice with respect to such Drag-Along Offer has not been sent to the Purchaser, the Custodian shall return to the Purchaser all certificates representing the Applicable Percentage of the Shares and all other documents that the Purchaser delivered in connection with such sale. Promptly after the Section 6 Closing, the Custodian shall give notice thereof to the Purchaser, shall remit to the Purchaser the total consideration for the Applicable Percentage of the Shares sold pursuant thereto (reduced by any amount required to be held in escrow pursuant to the terms of the purchase and sale agreement), and shall furnish such other evidence of the completion and time of completion of such sale and the terms thereof as may reasonably be requested by the Purchaser.

            (c)    Remedies.    The Purchaser acknowledges that CD&R Fund would be irreparably damaged in the event of a breach or a threatened breach by the Purchaser of any of its obligations under this Section 6 and the Purchaser agrees that, in the event of a breach or a threatened breach by the Purchaser of any such obligation, CD&R Fund shall, in addition to any other rights and remedies available to it in respect of such breach, be entitled to an injunction from a court of competent jurisdiction (without any requirement to post bond) granting it specific performance by the Purchaser of its obligations under this Section 6. In the event that CD&R Fund shall file suit to enforce the covenants contained in this Section 6 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses. In the event that, following a breach or a threatened breach by the Purchaser of the provisions of this Section 6, CD&R Fund does not obtain an injunction granting it specific performance of the Purchaser's obligations under this Section 6 in connection with such proposed sale prior to the time CD&R Fund completes the sale of the Applicable Percentage of its shares of Common Stock of the Company or, in its sole discretion, abandons such sale, then the Company shall have the option to purchase all of the Shares from the Purchaser at a purchase price per Share equal to the price at which the Purchaser purchased such shares of Common Stock from the Company or, if less, the per share consideration payable pursuant to the Drag-Along Offer.

            (d)    Public Offering.    In the event that a Public Offering has been consummated, the provisions of this Section 6 shall terminate and cease to have further effect.

          7.    Representations and Warranties of the Company.    The Company represents and warrants to the Purchaser that (a) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (c) the Shares, when issued, delivered and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and free and clear of any liens or encumbrances other than those created pursuant to this Agreement, or otherwise in connection with the transactions contemplated hereby.

          8.    Covenants of the Company.

            (a)    Rule 144.    The Company agrees that at all times after it has filed a registration statement after the date hereof pursuant to the requirements of the Securities Act or Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to any class of equity securities of the Company (other than (i) the registration of equity securities of the Company and/or options in respect thereof to be offered primarily to directors or members of management or employees of the Company, any Subsidiary thereof or any of their respective predecessors, or to senior executives of, or consultants to, corporations in which entities managed or sponsored by Clayton, Dubilier & Rice, Inc. have or have made equity investments, or (ii) the registration of equity securities and/or options in respect thereof solely on Form S-4 or S-8 or any successor form), it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Purchaser, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission.

            (b)    State Securities Laws.    The Company agrees to use its best efforts to comply with all state securities or "blue sky" laws applicable to the sale of the Shares to the Purchaser, provided that the Company shall not be obligated to qualify or register the Shares under any such law or to qualify as a foreign corporation or file any consent to service of process under the laws of any jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

          9.    Miscellaneous.

            (a)    Notices.    All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company, CD&R Fund or the Purchaser, as the case may be, at the following addresses or to such other address as the Company, CD&R Fund or the Purchaser, as the case may be, shall specify by notice to the others:

      (i)
      if to the Company, to it at:

      SIRVA, Inc.
      700 Oakmont Lane
      Westmont, Illinois 60559
       Attention: General Counsel

      (ii)
      if to the Purchaser, to the Purchaser at the address set forth on the signature page hereof.

      (iii)
      if to CD&R Fund, to:

      Clayton, Dubilier & Rice Fund V Limited Partnership
      1403 Foulk Road, Suite 106
      Wilmington, Delaware 19803
       Attention: Joseph L. Rice, III

        All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof. Copies of any notice or other communication given under this Agreement shall also be given to:

      Clayton, Dubilier & Rice, Inc.
      375 Park Avenue, 18th Floor
      New York, New York 10152
       Attention: Richard J. Schnall

        and

      Debevoise & Plimpton
      919 Third Avenue
      New York, New York 10022
       Attention: Paul S. Bird, Esq.

CD&R Fund also shall be given a copy of any notice or other communication between the Purchaser and the Company under this Agreement at its address as set forth above.

            (b)    Binding Effect; Benefits.    This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective Successors and assigns. Except as provided in Sections 4 through 6, inclusive, nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective Successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

            (c)    Waiver; Amendment.

              (i)    Waiver.    Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement, provided that any waiver of the provisions of Sections 4 through 6, inclusive, must be consented to by CD&R Fund. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

              (ii)    Amendment.    This Agreement may be amended, modified or supplemented only by a written instrument executed by the Purchaser and the Company, provided that any amendment adversely affecting the rights of CD&R Fund hereunder must be consented to by CD&R Fund.

            (d)    Assignability.    Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Purchaser without the prior written consent of the other parties. CD&R Fund may assign from time to time all or any portion of its rights under Sections 4 through 6, inclusive, to one or more persons or other entities designated by it.

            (e)    Applicable Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICT OF LAWS.

            (f)    Section and Other Headings, etc.    The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            (g)    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            (h)    Certain Definitions.

              "accredited investor": as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

              "Affiliate": with respect to any Person, means any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

              "Control": with respect to any Person, means the possession, directly or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

              "Person": any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

              "Subsidiary": with respect to any Person, each corporation or other Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other ownership interests of such corporation or other Person.

              "Successor": of a Person means a Person that succeeds to the first Person's assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

[Signature page follows]

        IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date first above written.

SIRVA, INC.
By:
Name: Title:
THE PURCHASER:
«Name»
By:
as Attorney-in-Fact Name:
Address of the Purchaser:
«Address»
Total Number of Shares of Common Stock to be Purchased:	«Shares»
Total Purchase Price:	$«Share Amount»

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  Exhibit 10.48
OTHER INVESTOR STOCK SUBSCRIPTION AGREEMENT
WITNESSETH